Exhibit 99(a)

[Lincoln Bancorp Logo] Electronic Voting Instructions You can vole by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 29, 2008. Vote by Internet Log on to the Internet and go to www.investorvote.com/LNCB Follow the steps outlined on the secured website Vote by telephone Call toll-free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. / X / Special Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2. 1. Proposal to approve the Agreement of For Against Abstain 2. Proposal to postpone or adjourn the meeting to For Against Abstain Reorganization and Merger dated / / / / / / permit further solicitation of proxies in event / / / / / / September 2, 2008 by an between Lincoln that an insufficient number of shares is present in Bancorp and First Merchants Corporation, (a person or by proxy to approve the merger copy of which is attached as Annex A to the described under Proposal 1. proxy statement and prospectus for the Special Meeting) 3. In their discretion, on such other matters as may properly be brought before the Special Meeting or any adjournment threof. B Non-Voting Items Change of Address – Please print new address below Meeting Attendance Mark box to the right if you plan to attend the / / Special Meeting. C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below. Please sign exactly as name appears on this card. If there are tow or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please kept signature within the box. Signature 2 – Please keep signature within the box. / /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATlON, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [Lincoln Bancorp Logo] Proxy – Lincoln Bancorp THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 905 Southfield Drive, Plainfield, IN 46168 The undersigned hereby appoints John M. Baer and John B. Ditmars, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of Lincoln Bancorp that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December 30, 2008 at 10:00 a.m. (local time) at Guilford Township Community Center, 1500 S. Center St., Plainfield, Indiana 46168, or any adjournment thereof, on the proposals set forth herein. THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE ON THE PROPOSALS HEREIN. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2. YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.